UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2004

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Ledgemont Center

99 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

Item 5.    Other Events and Regulation FD Disclosure.

On July 1, 2004, Indevus Pharmaceuticals, Inc. (NASDAQ: IDEV), issued a press release announcing that its Board of Directors had approved a stock repurchase program authorizing the Company to repurchase up to 2,500,000 shares of the Company’s common stock from time to time in open market transactions.

A press release announcing the Company’s stock repurchase is attached as Exhibit 99.1

Item 7.    Financial Statements and Exhibits.

99.1	Press Release of the Registrant dated July 1, 2004.

The exhibits hereto contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA; the early stage of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA; dependence on third parties for manufacturing and marketing; competition; need for additional funds and corporate partners, including for the commercialization of SANCTURA and for the development of our other products; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; limited patent and proprietary rights; dependence on market exclusivity; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; and other risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: July 15, 2004	By:	/s/ Glenn L. Cooper
Glenn L. Cooper, M.D. President, Chief Executive Officer and Chairman